SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

DATE OF REPORT:
October 19, 2012
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047 04-2870273
(Commission File Number) (I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover Massachusetts 02339
Mailing Address: 288 Union Street, Rockland, Massachusetts 02370
(Address of Principal Executive Offices)

(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

On October 19, 2012, Independent Bank Corp. (the “Company”) entered into a revolving credit facility with PNC Bank, National Association (“PNC”) allowing the Company to borrow, repay and reborrow, from time to time, up to $20 million on or prior to October 18, 2013. The outstanding principal balance and any accrued but unpaid interest under the facility will become due and payable on October 18, 2013, except to the extent that the Company elects to convert up to $10 million of the outstanding principal balance under the facility on such date into a term loan payable in equal monthly installments, with the final installment due October 18, 2014.

Each advance outstanding from time to time under the facility will bear interest at a rate or rates per annum selected by the Company from the interest rate options provided for under the facility, including (i) a base rate option in which the rate of interest per annum is equal to the Base Rate (as defined in the Committed Line of Credit Note under the facility) plus 1.0% or (ii) a LIBOR rate option in which the rate of interest per annum is equal to LIBOR (as defined in the Committed Line of Credit Note under the facility) plus 1.60%. The default rate of interest under the facility is 2.0% per annum in excess of the interest rate(s) otherwise in effect from time to time.

Borrowings under the facility are conditioned on the Company’s ability to make certain representations at the time such borrowing is made. The facility also includes customary covenants, including financial covenants requiring the Company to maintain on a consolidated basis at all times (i) a rolling four quarter return on average assets of 0.75%, (ii) a Total Risk-Based Capital Ratio, a Tier 1 Risk-Based Capital Ratio and a Tier 1 Leverage Ratio at levels considered “well-capitalized” by the applicable governmental authority, subject to certain minimum ratios under the facility, (iii) a ratio of non-performing assets to the sum of total equity capital plus a loan and lease allowance minus other goodwill and other intangible assets of not more than 45%, and (iv) unencumbered cash and marketable securities of at least $11 million.

Copies of the Letter Agreement and Committed Line of Credit Note setting forth the complete terms and conditions of the facility are filed herewith as Exhibit 10.1 and are incorporated herein by reference.

The proceeds of advances under the line of credit facility will be used for general corporate and ongoing working capital purposes and to fund a short-term unsecured loan to Central Bancorp, Inc. to redeem a series of its preferred stock immediately prior to its merger with and into the Company, which as previously disclosed is currently anticipated to occur on or about November 9, 2012. The Company does not currently have any borrowings under the line of credit facility.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
The following Exhibits are filed as part of this report:
Exhibit No.    Description

10.1	Letter Agreement and Committed Line of Credit Note, each dated October 19, 2012 by and between Independent Bank Corp. and PNC Bank, National Association

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: October 25, 2012	BY: /s/ Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL

EXHIBIT INDEX

Exhibit No.    Description

10.1	Letter Agreement and Committed Line of Credit Note, each dated October 19, 2012 by and between Independent Bank Corp. and PNC Bank, National Association